Exhibit (d)(xiv)

THERAVANCE, INC.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 25, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Rick E Winningham and Michael W. Aguiar as proxies, each will full power of substitution, to represent and vote as designated on the reverse side, all the shares of Class A Common Stock of Theravance, Inc. held of record by the undersigned on March 1, 2007, at the Annual Meeting of Stockholders to be held at the Presidio Room, Embassy Suites Hotel, 250 Gateway Boulevard, South San Francisco, California 94080, at 1:00 p.m. local time on April 25, 2007 or any adjournment or postponement thereof.

(Continued and to be signed on next page)

Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.	☒ Votes must be indicated ☒ in Black or Blue ink.

The Board of Directors recommends a vote “FOR” All Nominees and “FOR” Proposals 2, 3 and 4 below.

1. The Election of Directors:

FOR ALL	☒	WITHHOLD FOR ALL	☐	EXCEPTIONS*	☐

Nominees:

01 - P. Roy Vagelos, M.D., 02 - Rick E Winningham, 03 - Jeffrey M. Drazan, 04 - Robert V. Gunderson, Jr., 05 - Arnold J. Levine, Ph.D., 06 - Eve E. Slater, M.D., F.A.C.C., 07 - William H. Waltrip, 08 - George M. Whitesides, Ph.D., 09 - William D. Young

(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name on the space provided.)

* Exceptions:

FOR	AGAINST	ABSTAIN

2.     Approve an amendment to the Theravance, Inc. 2004 Equity Incentive Plan (the “Incentive Plan”) to, among other things, increase the number of shares authorized for issuance under the Incentive Plan from 3,700,000 to 7,200,000 shares, as described in the Proxy Statement.

☒	☐	☐

3.     Approve an amendment to the Company’s Restated Certificate of Incorporation to enable the Company to issue shares of Class A Common Stock and Common Stock to GlaxoSmithKline plc or its designated affiliate in the event of the call or the put and to issue Common Stock with respect to any stock dividends on Class A Common Stock after the call and put dates.

☒	☐	☐

4.     Ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2007.

☒	☐	☐

SCAN LINE

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

For and on behalf of Edinburgh Pharmaceutical Industries Limited – Corporate Director of Glaxo Group Limited

04 APR 2007	/s/ Balbir-Kelly Bisla
Date	Balbir-Kelly Bisla	Co-Owner sign here
Share Owner sign here